Exhibit 99.1
FOR IMMEDIATE RELEASE

First Commonwealth Announces Strong Second Quarter 2017 Earnings and the Completion of its Acquisition of DCB Financial Corp.; Declares Quarterly Dividend

Indiana, PA, July 26, 2017 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2017.
Second Quarter 2017 Highlights
Franchise Growth

•	Total assets grew $574 million compared to the prior quarter following the completion of the acquisition of DCB Financial Corp. in Lewis Center, Ohio on April 3, 2017.

◦	Total loans grew $467 million, including $384 million acquired from DCB Financial Corp.

◦	Total deposits grew $563 million, including $484 million acquired from DCB Financial Corp.
Earnings

•	Second quarter net income was $14.0 million, or $0.14 diluted earnings per share. Core net income (adjusted for acquisition expenses) was $20.4 million, or $0.21 diluted earnings per share.

◦	Core earnings per share increased $0.03 from the previous quarter and $0.07 from the prior year quarter; an increase of 16.7% and 50.0%, respectively.

•	Total revenue grew $8.8 million, or 12.7% from the prior quarter.

◦	Net interest income (FTE) increased $6.1 million, or 11.5% from the prior quarter.

◦	Noninterest income grew $2.7 million, or 16.4% from the prior quarter.

•	Total noninterest expense increased $15.5 million from the previous quarter and includes $9.9 million of one-time merger-related expenses resulting from the acquisition of DCB Financial Corp.

•
Provision for credit losses totaled ($1.6) million, a decrease of $4.8 million as compared to the prior quarter, in part due to the recognition of $3.1 million in recoveries on two loans that had been charged-off in prior periods.

•	The annualized return on average tangible common equity for the second quarter of 2017 was 9.74% and the core return on average tangible common equity (excluding merger-related expenses) was 14.03%.
Profitability

•	The net interest margin improved four basis points to 3.54% compared to the prior quarter.

•	Core return on average assets (adjusted for acquisition expenses) improved 13 basis points to 1.11% compared to the prior quarter.

•	The core efficiency ratio improved to 60.19%, driven by revenue growth and well-controlled operational expenses.

“Our results in the second quarter and the first six months of 2017 reflect continued progress towards achieving our strategic objectives of growing revenue, controlling expenses and thoughtfully deploying capital,” stated T. Michael Price, President and Chief Executive Officer. “And with the closing and integration of DCB Financial Corp. this past quarter, we add another quality building block to our Ohio presence,” Price continued. “This new addition not only provides us with deeper penetration into the robust Columbus market, but it also gives us a group of very talented professionals that care about their communities and can help our loyal customers reach their financial goals.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Reported Results
Net income	$14,013	$15,888	$12,007	$29,901	$24,480
Diluted earnings per share	$0.14	$0.18	$0.14	$0.32	$0.28
Return on average assets	0.76%	0.96%	0.72%	0.86%	0.74%
Return on average equity	6.44%	8.51%	6.53%	7.40%	6.70%

Core Operating Results (non-GAAP)(1)
Core net income	$20,428	$16,285	$12,163	$36,714	$24,636
Core diluted earnings per share	$0.21	$0.18	$0.14	$0.39	$0.28
Core return on average assets	1.11%	0.98%	0.73%	1.05%	0.74%
Return on average tangible common equity	9.74%	11.80%	8.47%	10.73%	8.70%
Core return on average tangible common equity	14.03%	12.08%	8.57%	13.10%	8.76%
Core efficiency ratio	60.19%	60.49%	56.88%	60.33%	58.19%
Net interest margin (FTE)	3.54%	3.50%	3.27%	3.52%	3.28%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See supplemental information included with the release for "non-GAAP Financial Measures and Key Performance Indicators" and additional information.

Earnings
Net income for the second quarter of 2017 was $14.0 million, as compared to $12.0 million for the second quarter of 2016.  Excluding merger-related expenses of $6.4 million after tax, net income for the second quarter of 2017 was $20.4 million.
Net income for the first six months of 2017 was $29.9 million, as compared to $24.5 million for the same period in 2016.  Excluding merger-related expenses of $6.8 million after tax, net income for the first six months of 2017 was $36.7 million.

Net Interest Margin and Net Interest Income
The net interest margin for the second quarter of 2017 was 3.54%, an increase of 4 basis points from the previous quarter and an increase of 27 basis points from the second quarter of 2016. The yield on interest-earning assets increased by 8 basis points and funding costs increased by 4 basis points from the prior quarter. The increase from the previous year is primarily due to improved yields on variable and adjustable loan portfolios following the Federal Reserve’s decision to increase short-term rates in December of 2016, March of 2017 and June of 2017, along with the ability to pay down higher cost short-term borrowings following our recent acquisitions. The yield on interest-earning assets increased by 28 basis points and funding costs increased 2 basis points from the year-ago quarter.
Total average earning assets increased $542 million, or 8.8%, from the previous quarter mostly due to the benefit of acquired DCB Financial Corp. balances, as well as average organic loan growth of $58 million and a $101 million increase in the securities portfolio.
Total deposits grew by $563 million in the second quarter of 2017 compared to the previous quarter, which includes $484 million in deposits acquired at the closing of the DCB Financial Corp. acquisition. Total deposits increased by $1.1 billion from the prior year quarter, which includes the addition of $605 million in deposits acquired at the closing of the northern Ohio branch acquisition, as well as the aforementioned acquisition of DCB Financial Corp.
Credit Quality
The provision for credit losses totaled ($1.6) million for the quarter ended June 30, 2017, a decrease of $4.8 million as compared to the prior quarter and a decrease of $12.0 million from the same quarter last year. The decrease from the prior quarter is primarily due to the recognition of $3.1 million of recoveries on two large commercial loans that had been charged-off in prior periods. The decrease from the previous year was due to the aforementioned recoveries and the recognition of a $7.5 million specific reserve for an individual commercial credit in the prior year quarter.
At June 30, 2017, nonperforming loans were $40.2 million, a decrease of $9.7 million from March 31, 2017 and a decrease of $24.2 million from June 30, 2016. The decrease from the first quarter of 2017 was related to the resolution of two commercial manufacturing credits that were placed into nonperforming status in 2016. Nonperforming loans as a percentage of total loans were 0.75%, 1.01% and 1.33% for the periods ended June 30, 2017, March 31, 2017 and June 30, 2016, respectively.
During the second quarter of 2017, net charge-offs (recoveries) were ($1.0) million, compared to $4.7 million in the prior quarter and $5.8 million in the second quarter of 2016. Net charge-offs (recoveries) in the second quarter of 2017 included recoveries for two large commercial credits totaling $3.1 million, which were previously charged-off.
For the originated loan portfolio at June 30, 2017, the allowance for credit losses to total originated loans was 0.97%, compared to 1.01% at March 31, 2017 and 1.24% at June 30, 2016.

Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $19.0 million for the second quarter of 2017 as compared to $16.3 million for the first quarter of 2017 and $15.5 million for the second quarter of 2016. Service charges and card-related interchange income increased $1.0 million and $1.9 million from the prior quarter and the year ago quarter, respectively, primarily due to acquired customer relationships. Financial advisory and insurance commissions increased $0.7 million and $0.8 million from the prior quarter and year ago quarter, respectively, due to the aforementioned acquisitions and an expanded sales staff.
Noninterest expense (excluding merger-related expenses) totaled $48.4 million for the second quarter of 2017 as compared to $42.2 million for the first quarter of 2017 and $37.2 million for the second quarter of 2016. The increase from the previous periods was primarily driven by higher operating expenses following the Company’s recent acquisitions and $1.1 million in write-downs on OREO properties previously acquired from three commercial customers.
Full time equivalent staff was 1,426 at June 30, 2017 and 1,271 at March 31, 2017 and was 1,168 at June 30, 2016. The increase from the previous periods is the result of the addition of employees from acquisitions and the recent expansion of the mortgage and commercial banking businesses in Ohio.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.08 per share, which is payable on August 18, 2017 to shareholders of record as of August 7, 2017. This dividend represents a 2.4% projected annual yield utilizing the July 25, 2017 closing market price of $13.18.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2017 were 12.2%, 11.3%, 9.6% and 10.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter 2017 on Wednesday, July 26, 2017 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10110414. A link to the webcast replay will also be accessible on the company’s web page for 30 days.

About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 135 banking offices in 20 counties throughout western and central Pennsylvania and central and northeastern Ohio, as well as a Corporate Banking Center in northeast Ohio and mortgage offices in Stow and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10‐K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$58,896	$52,818	$50,034	$111,714	$99,783
Provision for credit losses	(1,609)	3,229	10,372	1,620	16,898
Noninterest income	18,904	16,932	15,558	35,836	29,273
Noninterest expense	58,263	42,765	37,410	101,028	75,554
Net income	14,013	15,888	12,007	29,901	24,480
Core net income (5)	20,428	16,285	12,163	36,714	24,636

Earnings per common share (diluted)	$0.14	$0.18	$0.14	$0.32	$0.28
Core earnings per common share (diluted) (6)	$0.21	$0.18	$0.14	$0.39	$0.28

KEY FINANCIAL RATIOS

Return on average assets	0.76%	0.96%	0.72%	0.86%	0.74%
Core return on average assets (7)	1.11%	0.98%	0.73%	1.05%	0.74%
Return on average shareholders' equity	6.44%	8.51%	6.53%	7.40%	6.70%
Return on average tangible common equity (8)	9.74%	11.80%	8.47%	10.73%	8.70%
Core return on average tangible common equity (9)	14.03%	12.08%	8.57%	13.10%	8.76%
Core efficiency ratio (2)(10)	60.19%	60.49%	56.88%	60.33%	58.19%
Net interest margin (FTE) (1)	3.54%	3.50%	3.27%	3.52%	3.28%

Book value per common share	$9.02	$8.54	$8.34
Tangible book value per common share (11)	6.23	6.32	6.48
Market value per common share	12.68	13.26	9.20
Cash dividends declared per common share	0.08	0.08	0.07	$0.16	$0.14

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.75%	1.01%	1.33%
Nonperforming assets as a percent of total assets (3)	0.63%	0.84%	1.09%
Net charge-offs as a percent of average loans (annualized)	(0.07)%	0.39%	0.48%
Allowance for credit losses as a percent of nonperforming loans (4)	119.61%	105.20%	92.88%
Allowance for credit losses as a percent of end-of-period loans (4)	0.89%	0.99%	1.24%
Allowance for credit losses (originated loans and leases) as a percent of originated loans and leases	0.98%	1.01%	1.24%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.9%	11.2%	11.0%
Tangible common equity as a percent of tangible assets (12)	8.5%	8.5%	8.8%
Leverage Ratio	9.6%	9.9%	9.8%
Risk Based Capital - Tier I	11.3%	11.3%	11.1%
Risk Based Capital - Total	12.2%	12.3%	12.2%
Common Equity - Tier I	10.2%	10.1%	9.9%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
INCOME STATEMENT
Interest income	$63,120	$56,179	$53,850	$119,299	$107,203
Interest expense	5,303	4,349	4,759	9,652	9,305
Net Interest Income	57,817	51,830	49,091	109,647	97,898
Taxable equivalent adjustment (1)	1,079	988	943	2,067	1,885
Net Interest Income (FTE)	58,896	52,818	50,034	111,714	99,783
Provision for credit losses	(1,609)	3,229	10,372	1,620	16,898
Net Interest Income after Provision for Credit Losses (FTE)	60,505	49,589	39,662	110,094	82,885

Net securities (losses) gains	(49)	652	28	603	28
Trust income	1,711	1,417	1,320	3,128	2,575
Service charges on deposit accounts	4,736	4,319	3,845	9,055	7,553
Insurance and retail brokerage commissions	2,442	2,082	1,985	4,524	3,944
Income from bank owned life insurance	1,449	1,292	1,311	2,741	2,607
Gain on sale of mortgage loans	1,315	977	932	2,292	1,615
Gain on sale of other loans and assets	457	307	466	764	661
Card-related interchange income	4,842	4,251	3,784	9,093	7,341
Derivative mark-to-market	(37)	2	(531)	(35)	(1,545)
Swap fee income	314	(73)	800	241	1,260
Other income	1,724	1,706	1,618	3,430	3,234
Total Noninterest Income	18,904	16,932	15,558	35,836	29,273

Salaries and employee benefits	25,298	23,466	19,888	48,764	41,565
Net occupancy	4,121	3,761	3,186	7,882	6,667
Furniture and equipment	3,323	3,088	2,882	6,411	5,749
Data processing	2,345	2,085	1,788	4,430	3,547
Pennsylvania shares tax	1,161	816	1,092	1,977	1,850
Advertising and promotion	988	806	664	1,794	1,190
Intangible amortization	846	572	114	1,418	251
Collection and repossession	443	497	474	940	1,043
Other professional fees and services	1,096	959	873	2,055	1,664
FDIC insurance	977	793	1,062	1,770	2,100
Litigation and operational losses	277	232	635	509	879
Loss on sale or write-down of assets	1,220	99	345	1,319	441
Merger and acquisition related	9,870	611	240	10,481	240
Other operating expenses	6,298	4,980	4,167	11,278	8,368
Total Noninterest Expense	58,263	42,765	37,410	101,028	75,554

Income before Income Taxes	21,146	23,756	17,810	44,902	36,604
Taxable equivalent adjustment (1)	1,079	988	943	2,067	1,885
Income tax provision	6,054	6,880	4,860	12,934	10,239
Net Income	$14,013	$15,888	$12,007	$29,901	$24,480

Shares Outstanding at End of Period	97,483,067	89,113,083	88,949,995	97,483,067	88,949,995
Average Shares Outstanding Assuming Dilution	97,232,288	88,987,671	88,838,614	93,125,939	88,840,683

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2017	2017	2016
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$103,602	$75,160	$68,163
Interest-bearing bank deposits	12,310	47,944	30,457
Securities available for sale, at fair value	820,586	871,423	913,420
Securities held to maturity, at amortized cost	450,886	386,954	405,976
Loans held for sale	9,785	9,588	11,613

Loans	5,374,782	4,907,961	4,843,776
Allowance for credit losses	(48,067)	(48,676)	(59,821)
Net loans	5,326,715	4,859,285	4,783,955

Goodwill and other intangibles	272,030	197,924	165,481
Other assets	387,472	360,699	370,756
Total Assets	$7,383,386	$6,808,977	$6,749,821

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,404,081	$1,270,136	$1,136,629

Interest-bearing demand deposits	237,801	114,526	88,777
Savings deposits	3,330,351	3,030,156	2,582,709
Time deposits	560,902	554,911	586,405
Total interest-bearing deposits	4,129,054	3,699,593	3,257,891

Total deposits	5,533,135	4,969,729	4,394,520

Short-term borrowings	846,137	961,601	1,464,687
Long-term borrowings	88,389	80,771	81,201
Total borrowings	934,526	1,042,372	1,545,888

Other liabilities	36,260	35,881	67,627
Shareholders' equity	879,465	760,995	741,786
Total Liabilities and Shareholders' Equity	$7,383,386	$6,808,977	$6,749,821

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2017	Rate	2017	Rate	2016	Rate	2017	Rate	2016	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,358,089	4.18%	$4,916,759	4.05%	$4,833,360	3.86%	$5,138,643	4.11%	$4,789,306	3.87%
Securities and interest bearing bank deposits (FTE) (1)	1,312,814	2.57%	1,212,025	2.71%	1,321,018	2.54%	1,262,698	2.64%	1,326,125	2.56%
Total Interest-Earning Assets (FTE) (1)	6,670,903	3.86%	6,128,784	3.78%	6,154,378	3.58%	6,401,341	3.82%	6,115,431	3.59%
Noninterest-earning assets	710,913		580,033		552,754		645,835		546,932
Total Assets	$7,381,816		$6,708,817		$6,707,132		$7,047,176		$6,662,363

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,513,479	0.15%	$3,100,208	0.12%	$2,660,934	0.16%	$3,307,985	0.14%	$2,607,415	0.13%
Time deposits	580,874	0.60%	572,750	0.62%	578,518	0.62%	576,834	0.61%	586,723	0.62%
Short-term borrowings	902,547	0.98%	930,998	0.76%	1,447,452	0.58%	916,694	0.87%	1,475,233	0.59%
Long-term borrowings	88,351	4.08%	80,840	3.95%	81,268	3.62%	84,616	4.02%	81,339	3.59%
Total Interest-Bearing Liabilities	5,085,251	0.42%	4,684,796	0.38%	4,768,172	0.40%	4,886,129	0.40%	4,750,710	0.39%
Noninterest-bearing deposits	1,386,240		1,230,939		1,137,626		1,309,019		1,117,159
Other liabilities	38,092		36,005		61,821		37,055		59,561
Shareholders' equity	872,233		757,077		739,513		814,973		734,933
Total Noninterest-Bearing Funding Sources	2,296,565		2,024,021		1,938,960		2,161,047		1,911,653
Total Liabilities and Shareholders' Equity	$7,381,816		$6,708,817		$6,707,132		$7,047,176		$6,662,363

Net Interest Margin (FTE) (annualized)(1)		3.54%		3.50%		3.27%		3.52%		3.28%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2017	2017	2016
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,199,800	$1,148,460	$1,185,062
Commercial real estate	1,963,001	1,761,101	1,648,222
Real estate construction	249,255	240,122	242,132
Total Commercial	3,412,056	3,149,683	3,075,416

Consumer Loan Portfolio:
Closed-end mortgages	886,335	709,122	732,394
Home equity lines of credit	530,591	508,276	466,611
Total Real Estate - Consumer	1,416,926	1,217,398	1,199,005

Auto loans	450,561	453,076	481,887
Direct installment	24,501	24,017	25,160
Personal lines of credit	59,450	51,948	48,358
Student loans	11,288	11,839	13,950
Total Other Consumer	545,800	540,880	569,355
Total Consumer Portfolio	1,962,726	1,758,278	1,768,360
Total Portfolio Loans	5,374,782	4,907,961	4,843,776
Loans held for sale	9,785	9,588	11,613
Total Loans	$5,384,567	$4,917,549	$4,855,389

	June 30,	March 31,	June 30,
	2017	2017	2016
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$15,553	$21,797	$38,404
Loans held for sale on a nonaccrual basis	—	3,613	—
Troubled debt restructured loans on nonaccrual basis	11,868	10,482	9,672
Troubled debt restructured loans on accrual basis	12,764	13,990	16,332
Total Nonperforming Loans	$40,185	$49,882	$64,408
Other real estate owned ("OREO")	5,964	6,910	8,604
Repossessions ("Repos")	208	223	291
Total Nonperforming Assets	$46,357	$57,015	$73,303
Loans past due in excess of 90 days and still accruing	1,898	2,109	1,384
Classified loans	69,748	89,427	101,998
Criticized loans	160,220	129,978	128,280

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.86%	1.16%	1.51%
Allowance for credit losses	$48,067	$48,676	$59,821

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$(1,816)	$3,457	$4,689	$1,641	$5,947
Real estate construction	(43)	(54)	(4)	(97)	(227)
Commercial real estate	(4)	(86)	116	(90)	(375)
Residential real estate	55	345	78	400	342
Loans to individuals	808	1,076	894	1,884	2,202
Net Charge-offs	$(1,000)	$4,738	$5,773	$3,738	$7,889

Net charge-offs as a percentage of average loans outstanding (annualized)	(0.07)%	0.39%	0.48%	0.15%	0.33%
Provision for credit losses as a percentage of net charge-offs	160.90%	68.15%	179.66%	43.34%	214.20%
Provision for credit losses	$(1,609)	$3,229	$10,372	$1,620	$16,898

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

Net Income	$14,013	$15,888	$12,007	$29,901	$24,480
Intangible amortization	846	572	114	1,418	251
Tax benefit of amortization of intangibles	(296)	(200)	(40)	(496)	(88)
Net Income, adjusted for tax affected amortization of intangibles	14,563	16,260	12,081	30,823	24,643

Average Tangible Equity:
Total shareholders' equity	$872,233	$757,077	$739,513	$814,973	$734,933
Less: intangible assets	272,488	198,070	165,527	235,484	165,597
Tangible Equity	599,745	559,007	573,986	579,489	569,336
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$599,745	$559,007	$573,986	$579,489	$569,336

(8)Return on Average Tangible Common Equity	9.74%	11.80%	8.47%	10.73%	8.70%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016

Core Net Income:
Total Net Income	$14,013	$15,888	$12,007	$29,901	$24,480
Merger & Acquisition related expenses	9,870	611	240	10,481	240
Tax benefit of merger & acquisition related expenses	(3,455)	(214)	(84)	(3,668)	(84)
(5) Core net income	20,428	16,285	12,163	36,714	24,636
Average Shares Outstanding Assuming Dilution	97,232,288	88,987,671	88,838,614	93,125,939	88,840,683
(6) Core Earnings per common share (diluted)	$0.21	$0.18	$0.14	$0.39	$0.28

Intangible amortization	846	572	114	1,418	251
Tax benefit of amortization of intangibles	(296)	(200)	(40)	(496)	(88)
Core Net Income, adjusted for tax affected amortization of intangibles	$20,978	$16,657	$12,237	$37,636	$24,799

(9) Core Return on Average Tangible Common Equity	14.03%	12.08%	8.57%	13.10%	8.76%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Core Return on Average Assets:
Total Net Income	$14,013	$15,888	$12,007	$29,901	$24,480
Total Average Assets	7,381,816	6,708,817	6,707,132	7,047,176	6,662,363
Return on Average Assets	0.76%	0.96%	0.72%	0.86%	0.74%

Core Net Income (5)	$20,428	$16,285	$12,163	$36,714	$24,636
Total Average Assets	7,381,816	6,708,817	6,707,132	7,047,176	6,662,363
(7) Core Return on Average Assets	1.11%	0.98%	0.73%	1.05%	0.74%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2017	2016
Core Efficiency Ratio:
Total Noninterest Expense	$58,263	$42,765	$37,410	$101,028	$75,554
Adjustments to Noninterest Expense:
Unfunded commitment reserve	664	(212)	(540)	452	(915)
Intangible amortization	846	572	114	1,418	251
Merger and acquisition related	9,870	611	240	10,481	240
Noninterest Expense - Core	$46,883	$41,794	$37,596	$88,677	$75,978

Net interest income, fully tax equivalent	$58,896	$52,818	$50,034	$111,714	$99,783
Total noninterest income	18,904	16,932	15,558	35,836	29,273
Net securities gains	49	(652)	(28)	(603)	(28)
Total Revenue	$77,849	$69,098	$65,564	$146,947	$129,028

Adjustments to Revenue:
Derivative mark-to-market	(37)	2	(531)	(35)	(1,545)
Total Revenue - Core	$77,886	$69,096	$66,095	$146,982	$130,573

(10)Core Efficiency Ratio	60.19%	60.49%	56.88%	60.33%	58.19%

	June 30,	March 31,	June 30,
	2017	2017	2016
Tangible Equity:
Total shareholders' equity	$879,465	$760,995	$741,786
Less: intangible assets	272,030	197,924	165,481
Tangible Equity	607,435	563,071	576,305
Less: preferred stock	—	—	—
Tangible Common Equity	$607,435	$563,071	$576,305

Tangible Assets:
Total assets	$7,383,386	$6,808,977	$6,749,821
Less: intangible assets	272,030	197,924	165,481
Tangible Assets	$7,111,356	$6,611,053	$6,584,340

(12)Tangible Common Equity as a percentage of Tangible Assets	8.54%	8.52%	8.75%

Shares Outstanding at End of Period	97,483,067	89,113,083	88,949,995
(11)Tangible Book Value Per Common Share	$6.23	$6.32	$6.48

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.